Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Preliminary Prospectus Supplement dated October 28, 2013	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 October 31, 2013

Zions Direct Auctions - Results 10/31/13, 11:07 AM

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HOME :: HOME :: AUCTION #11715

ZIONS BANCORPORATION

Results

Zions Bancorporation / 10 Year Corporates

Subordinated Notes | Fixed-to-Floating Rate | May be redeemed in whole or in part any time on or after November 15, 2018 | Kroll BBB- | S&P:BB+ | Fitch:BB+ | DBRS:BBH

Please disregard the yield to maturity because the rate will float during the last 5 years.

Auction Status:	CLOSED
Auction Start:	10/30/2013 9:00 AM EDT
Auction End:	10/31/2013 1:00 PM EDT
Last Update:	10/31/2013 1:07:38 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	5.650%
Maturity Date:	11/15/2023

Offering Documents

Auction Details

Bids

Final Market-Clearing Yield*: 5.650%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#30297	6,100	5.650%	100.000000	10/30/2013 9:00:28 AM	6,100 units	$ 6,100,000.00
#37508	200	5.650%	100.000000	10/30/2013 9:04:31 AM	200 units	$ 200,000.00
#37508	4,000	5.650%	100.000000	10/30/2013 9:19:02 AM	4,000 units	$ 4,000,000.00
#37508	500	5.650%	100.000000	10/30/2013 9:19:55 AM	500 units	$ 500,000.00
#37111	2,000	5.650%	100.000000	10/30/2013 9:31:19 AM	2,000 units	$ 2,000,000.00
#37456	250	5.650%	100.000000	10/30/2013 9:32:00 AM	250 units	$ 250,000.00
#37463	4,000	5.650%	100.000000	10/30/2013 9:33:56 AM	4,000 units	$ 4,000,000.00
#37462	1,000	5.650%	100.000000	10/30/2013 9:35:17 AM	1,000 units	$ 1,000,000.00
#30353	2,000	5.650%	100.000000	10/30/2013 9:38:11 AM	2,000 units	$ 2,000,000.00
#37462	500	5.650%	100.000000	10/30/2013 9:41:35 AM	500 units	$ 500,000.00
#31884	1,750	5.650%	100.000000	10/30/2013 9:47:38 AM	1,750 units	$ 1,750,000.00
#7816	13	5.650%	100.000000	10/30/2013 9:49:11 AM	13 units	$ 13,000.00
#28214	500	5.650%	100.000000	10/30/2013 10:07:41 AM	500 units	$ 500,000.00
#25702	150	5.650%	100.000000	10/30/2013 10:40:12 AM	150 units	$ 150,000.00
#32941	1,000	5.650%	100.000000	10/30/2013 10:47:39 AM	1,000 units	$ 1,000,000.00
#32941	50	5.650%	100.000000	10/30/2013 10:48:37 AM	50 units	$ 50,000.00
#36924	7	5.650%	100.000000	10/30/2013 11:05:14 AM	7 units	$ 7,000.00

https://www.auctions.zionsdirect.com/auction/11715/results Page 1 of 3

Zions Direct Auctions - Results 10/31/13, 11:07 AM

#37466	100	5.650%	100.000000	10/30/2013 11:05:23 AM	100 units	$ 100,000.00
#28020	5	5.650%	100.000000	10/30/2013 11:28:16 AM	5 units	$ 5,000.00
#37504	3,480	5.650%	100.000000	10/30/2013 11:33:33 AM	3,480 units	$ 3,480,000.00
#37503	6,788	5.650%	100.000000	10/30/2013 11:40:57 AM	6,788 units	$ 6,788,000.00
#37467	100	5.650%	100.000000	10/30/2013 11:41:59 AM	100 units	$ 100,000.00
#37502	197	5.650%	100.000000	10/30/2013 11:44:52 AM	197 units	$ 197,000.00
#31345	1,000	5.650%	100.000000	10/30/2013 11:50:23 AM	1,000 units	$ 1,000,000.00
#23102	10	5.650%	100.000000	10/30/2013 12:05:40 PM	10 units	$ 10,000.00
#37468	40	5.650%	100.000000	10/30/2013 12:20:50 PM	40 units	$ 40,000.00
#36925	5	5.650%	100.000000	10/30/2013 12:49:20 PM	5 units	$ 5,000.00
#33237	10	5.650%	100.000000	10/30/2013 12:58:07 PM	10 units	$ 10,000.00
#32381	10,000	5.650%	100.000000	10/30/2013 1:01:58 PM	10,000 units	$ 10,000,000.00
#37469	100	5.650%	100.000000	10/30/2013 1:08:30 PM	100 units	$ 100,000.00
#37510	11	5.650%	100.000000	10/30/2013 1:28:29 PM	11 units	$ 11,000.00
#36926	35	5.650%	100.000000	10/30/2013 1:31:03 PM	35 units	$ 35,000.00
#37111	2,000	5.650%	100.000000	10/30/2013 1:32:04 PM	2,000 units	$ 2,000,000.00
#37501	1,000	5.650%	100.000000	10/30/2013 1:37:20 PM	1,000 units	$ 1,000,000.00
#36927	20	5.650%	100.000000	10/30/2013 2:13:52 PM	20 units	$ 20,000.00
#37423	10,000	5.650%	100.000000	10/30/2013 2:16:39 PM	10,000 units	$ 10,000,000.00
#30849	2,000	5.650%	100.000000	10/30/2013 2:22:05 PM	2,000 units	$ 2,000,000.00
#34628	15,000	5.650%	100.000000	10/30/2013 2:36:02 PM	15,000 units	$ 15,000,000.00
#36928	100	5.650%	100.000000	10/30/2013 2:47:53 PM	100 units	$ 100,000.00
#36097	5,000	5.650%	100.000000	10/30/2013 3:06:35 PM	5,000 units	$ 5,000,000.00
#33820	100	5.650%	100.000000	10/30/2013 3:20:53 PM	100 units	$ 100,000.00
#37499	25	5.650%	100.000000	10/30/2013 3:34:44 PM	25 units	$ 25,000.00
#37470	25	5.650%	100.000000	10/30/2013 3:53:49 PM	25 units	$ 25,000.00
#37471	25	5.650%	100.000000	10/30/2013 3:57:34 PM	25 units	$ 25,000.00
#33791	250	5.650%	100.000000	10/30/2013 4:04:25 PM	250 units	$ 250,000.00
#33237	25	5.650%	100.000000	10/30/2013 4:11:59 PM	25 units	$ 25,000.00
#33791	500	5.650%	100.000000	10/30/2013 4:15:49 PM	500 units	$ 500,000.00
#37472	25	5.650%	100.000000	10/30/2013 4:19:26 PM	25 units	$ 25,000.00
#36929	5	5.650%	100.000000	10/30/2013 4:47:40 PM	5 units	$ 5,000.00
#37498	300	5.650%	100.000000	10/30/2013 5:24:07 PM	300 units	$ 300,000.00

https://www.auctions.zionsdirect.com/auction/11715/results Page 2 of 3

Zions Direct Auctions - Results 10/31/13, 11:07 AM

Auction Totals:	162,000 units	$ 162,000,000.00

Page 1 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated October 28, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation, any underwriter or any dealer participating in this offering will arrange to send you a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Macquarie Capital (USA) Inc. toll-free at 1-888-268-3937 or by visiting Zions Direct's auction website at www.zionsdirect.com.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: AmegyBank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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https://www.auctions.zionsdirect.com/auction/11715/results Page 3 of 3

Zions Direct Auctions - Results 10/31/13, 11:08 AM

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HOME :: HOME :: AUCTION #11715

ZIONS BANCORPORATION

Results

Zions Bancorporation / 10 Year Corporates

Subordinated Notes | Fixed-to-Floating Rate | May be redeemed in whole or in part any time on or after November 15, 2018 | Kroll BBB- | S&P:BB+ | Fitch:BB+ | DBRS:BBH

Please disregard the yield to maturity because the rate will float during the last 5 years.

Auction Status:	CLOSED
Auction Start:	10/30/2013 9:00 AM EDT
Auction End:	10/31/2013 1:00 PM EDT
Last Update:	10/31/2013 1:07:56 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	5.650%
Maturity Date:	11/15/2023

Offering Documents

▶ Auction Details

Bids

Final Market-Clearing Yield*: 5.650%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#37497	100	5.650%	100.000000	10/30/2013 5:28:21 PM	100 units	$ 100,000.00
#37496	35	5.650%	100.000000	10/30/2013 5:41:35 PM	35 units	$ 35,000.00
#36930	5	5.650%	100.000000	10/30/2013 5:41:41 PM	5 units	$ 5,000.00
#30297	500	5.650%	100.000000	10/30/2013 5:44:41 PM	500 units	$ 500,000.00
#37473	25	5.650%	100.000000	10/30/2013 5:49:27 PM	25 units	$ 25,000.00
#18849	5	5.650%	100.000000	10/30/2013 6:01:42 PM	5 units	$ 5,000.00
#37474	100	5.650%	100.000000	10/30/2013 6:05:48 PM	100 units	$ 100,000.00
#37495	50	5.650%	100.000000	10/30/2013 6:08:58 PM	50 units	$ 50,000.00
#37475	100	5.650%	100.000000	10/30/2013 6:12:59 PM	100 units	$ 100,000.00
#33820	500	5.650%	100.000000	10/30/2013 6:19:07 PM	500 units	$ 500,000.00
#33820	3,500	5.650%	100.000000	10/30/2013 6:19:07 PM	3,500 units	$ 3,500,000.00
#33820	200	5.650%	100.000000	10/30/2013 6:19:07 PM	200 units	$ 200,000.00
#33820	1,200	5.650%	100.000000	10/30/2013 6:23:03 PM	1,200 units	$ 1,200,000.00
#37494	100	5.650%	100.000000	10/30/2013 6:30:23 PM	100 units	$ 100,000.00
#37518	11	5.650%	100.000000	10/30/2013 6:31:05 PM	11 units	$ 11,000.00
#37519	18	5.650%	100.000000	10/30/2013 6:32:09 PM	18 units	$ 18,000.00
#37520	20	5.650%	100.000000	10/30/2013 6:32:47 PM	20 units	$ 20,000.00

https://www.auctions.zionsdirect.com/auction/11715/results?csrf_tok...b3f3e5d2f802c89774676d02&sort=ytw&sort_direction=asc&page=2&pages=4 Page 1 of 3

Zions Direct Auctions - Results 10/31/13, 11:08 AM

#13571	20	5.650%	100.000000	10/30/2013 6:34:14 PM	20 units	$ 20,000.00
#33820	5,000	5.650%	100.000000	10/30/2013 6:39:05 PM	5,000 units	$ 5,000,000.00
#33046	15	5.650%	100.000000	10/30/2013 8:03:05 PM	15 units	$ 15,000.00
#23676	30	5.650%	100.000000	10/30/2013 8:56:08 PM	30 units	$ 30,000.00
#34628	75	5.650%	100.000000	10/30/2013 10:15:45 PM	75 units	$ 75,000.00
#21466	28	5.650%	100.000000	10/31/2013 12:28:12 AM	28 units	$ 28,000.00
#23424	18	5.650%	100.000000	10/31/2013 6:12:19 AM	18 units	$ 18,000.00
#37423	1,719	5.650%	100.000000	10/31/2013 8:07:54 AM	1,719 units	$ 1,719,000.00
#34628	1,500	5.650%	100.000000	10/31/2013 8:24:43 AM	1,500 units	$ 1,500,000.00
#34628	500	5.650%	100.000000	10/31/2013 8:24:43 AM	500 units	$ 500,000.00
#37456	750	5.650%	100.000000	10/31/2013 8:24:45 AM	750 units	$ 750,000.00
#37138	8,000	5.650%	100.000000	10/31/2013 8:44:45 AM	8,000 units	$ 8,000,000.00
#33820	800	5.650%	100.000000	10/31/2013 8:52:37 AM	800 units	$ 800,000.00
#30297	500	5.650%	100.000000	10/31/2013 8:54:37 AM	500 units	$ 500,000.00
#33791	5,000	5.650%	100.000000	10/31/2013 8:58:49 AM	5,000 units	$ 5,000,000.00
#37524	5	5.650%	100.000000	10/31/2013 9:21:00 AM	5 units	$ 5,000.00
#37175	8,000	5.650%	100.000000	10/31/2013 9:23:46 AM	8,000 units	$ 8,000,000.00
#37111	1,000	5.650%	100.000000	10/31/2013 9:24:39 AM	1,000 units	$ 1,000,000.00
#37111	500	5.650%	100.000000	10/31/2013 9:34:07 AM	500 units	$ 500,000.00
#37456	100	5.650%	100.000000	10/31/2013 10:01:12 AM	100 units	$ 100,000.00
#17744	7	5.650%	100.000000	10/31/2013 10:18:53 AM	7 units	$ 7,000.00
#37423	3,500	5.650%	100.000000	10/31/2013 10:21:06 AM	3,500 units	$ 3,500,000.00
#23556	60	5.650%	100.000000	10/31/2013 10:33:26 AM	60 units	$ 60,000.00
#37111	1,000	5.650%	100.000000	10/31/2013 10:47:57 AM	1,000 units	$ 1,000,000.00
#37508	2,000	5.650%	100.000000	10/31/2013 10:51:25 AM	2,000 units	$ 2,000,000.00
#33820	2,000	5.650%	100.000000	10/31/2013 10:52:11 AM	2,000 units	$ 2,000,000.00
#37508	3,000	5.650%	100.000000	10/31/2013 10:52:20 AM	3,000 units	$ 3,000,000.00
#37508	2,500	5.650%	100.000000	10/31/2013 10:54:13 AM	2,500 units	$ 2,500,000.00
#37508	500	5.650%	100.000000	10/31/2013 10:57:31 AM	500 units	$ 500,000.00
#28519	5	5.650%	100.000000	10/31/2013 10:58:05 AM	5 units	$ 5,000.00
#33645	1,000	5.650%	100.000000	10/31/2013 10:59:48 AM	1,000 units	$ 1,000,000.00
#37423	2,000	5.650%	100.000000	10/31/2013 11:12:24 AM	2,000 units	$ 2,000,000.00
#22926	5	5.650%	100.000000	10/31/2013 11:12:32 AM	5 units	$ 5,000.00

https://www.auctions.zionsdirect.com/auction/11715/results?csrf_tok...b3f3e5d2f802c89774676d02&sort=ytw&sort_direction=asc&page=2&pages=4 Page 2 of 3

Zions Direct Auctions—Results 10/31/13, 11:08 AM https://www.auctions.zionsdirect.com/auction/11715/results?csrf_tok…b3f3e5d2f802c89774676d02&sort=ytw&sort_direction=asc&page=2&pages=4 Page 3 of 3

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. Page 2 of 4 Auction Totals: 162,000 units $ 162,000,000.00 Our Affiliates:

free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. Zions Direct Amegy Bank California Bank The Commerce Bank The Commerce Bank National Bank Nevada State Bank Vectra Bank Zions Bank Powered by Grant Street Group Secured by Entrust verify Zions Direct

Zions Direct Auctions - Results 10/31/13, 11:08 AM

ABOUT | PRODUCTS & SERVICES | AUCTIONS | BOND STORE | TRADING | UNIVERSITY | THINK | CUSTOMER SERVICE

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HOME :: HOME :: AUCTION #11715

ZIONS BANCORPORATION

Results

Zions Bancorporation / 10 Year Corporates

Subordinated Notes | Fixed-to-Floating Rate | May be redeemed in whole or in part any time on or after November 15, 2018 | Kroll BBB- | S&P:BB+ | Fitch:BB+ | DBRS:BBH

Please disregard the yield to maturity because the rate will float during the last 5 years.

Auction Status:	CLOSED
Auction Start:	10/30/2013 9:00 AM EDT
Auction End:	10/31/2013 1:00 PM EDT
Last Update:	10/31/2013 1:08:10 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	5.650%
Maturity Date:	11/15/2023

Offering Documents

▶ Auction Details

Bids

Final Market-Clearing Yield*: 5.650%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#37508	300	5.650%	100.000000	10/31/2013 11:12:35 AM	300 units	$ 300,000.00
#37508	50	5.650%	100.000000	10/31/2013 11:13:12 AM	50 units	$ 50,000.00
#37476	5	5.650%	100.000000	10/31/2013 11:15:59 AM	5 units	$ 5,000.00
#37463	150	5.650%	100.000000	10/31/2013 11:16:06 AM	150 units	$ 150,000.00
#33791	500	5.650%	100.000000	10/31/2013 11:21:32 AM	500 units	$ 500,000.00
#33791	250	5.650%	100.000000	10/31/2013 11:22:37 AM	250 units	$ 250,000.00
#37528	400	5.650%	100.000000	10/31/2013 11:29:23 AM	400 units	$ 400,000.00
#37493	500	5.650%	100.000000	10/31/2013 11:33:18 AM	500 units	$ 500,000.00
#33791	355	5.650%	100.000000	10/31/2013 11:33:52 AM	355 units	$ 355,000.00
#37527	10	5.650%	100.000000	10/31/2013 11:35:24 AM	10 units	$ 10,000.00
#25634	130	5.650%	100.000000	10/31/2013 11:36:00 AM	130 units	$ 130,000.00
#37492	100	5.650%	100.000000	10/31/2013 11:47:34 AM	100 units	$ 100,000.00
#36931	50	5.650%	100.000000	10/31/2013 11:52:02 AM	50 units	$ 50,000.00
#36932	50	5.650%	100.000000	10/31/2013 11:53:52 AM	50 units	$ 50,000.00
#36933	1	5.650%	100.000000	10/31/2013 11:56:00 AM	1 unit	$ 1,000.00
#37530	2	5.650%	100.000000	10/31/2013 11:59:45 AM	2 units	$ 2,000.00
#37531	10	5.650%	100.000000	10/31/2013 12:02:55 PM	10 units	$ 10,000.00

https://www.auctions.zionsdirect.com/auction/11715/results?csrf_tok...26db7cd76ae5cef72ede9733&sort=ytw&sort_direction=asc&page=3&pages=4 Page 1 of 3

Zions Direct Auctions - Results 10/31/13, 11:08 AM

#32941	1,500	5.650%	100.000000	10/31/2013 12:07:52 PM	1,500 units	$ 1,500,000.00
#14955	10	5.650%	100.000000	10/31/2013 12:28:00 PM	10 units	$ 10,000.00
#17916	350	5.650%	100.000000	10/31/2013 12:31:03 PM	350 units	$ 350,000.00
#37508	100	5.650%	100.000000	10/31/2013 12:39:01 PM	100 units	$ 100,000.00
#37491	100	5.650%	100.000000	10/31/2013 12:39:43 PM	100 units	$ 100,000.00
#37413	30,000	5.650%	100.000000	10/31/2013 1:01:11 PM	17,170 units	$ 17,170,000.00
#25702	250	5.650%	100.000000	10/31/2013 1:02:04 PM	Rejected: Timestamp	
#30379	50	5.700%	100.000000	10/31/2013 10:54:27 AM	Rejected: Yield	
#21599	100	5.700%	100.000000	10/31/2013 10:55:58 AM	Rejected: Yield	
#22926	5	5.700%	100.000000	10/31/2013 11:11:33 AM	Rejected: Yield	
#21545	250	5.700%	100.000000	10/31/2013 11:58:29 AM	Rejected: Yield	
#21477	25	5.700%	100.000000	10/31/2013 12:21:36 PM	Rejected: Yield	
#37508	250	5.750%	100.000000	10/30/2013 9:02:51 AM	Rejected: Yield	
#37508	50	5.750%	100.000000	10/30/2013 9:09:04 AM	Rejected: Yield	
#30758	2,000	5.750%	100.000000	10/30/2013 9:12:18 AM	Rejected: Yield	
#9610	5	5.750%	100.000000	10/30/2013 10:13:40 AM	Rejected: Yield	
#17916	250	5.750%	100.000000	10/30/2013 10:20:06 AM	Rejected: Yield	
#36923	15	5.750%	100.000000	10/30/2013 10:33:16 AM	Rejected: Yield	
#23676	20	5.750%	100.000000	10/30/2013 12:38:16 PM	Rejected: Yield	
#37456	75	5.750%	100.000000	10/30/2013 1:44:40 PM	Rejected: Yield	
#29818	3,000	5.750%	100.000000	10/30/2013 2:50:44 PM	Rejected: Yield	
#34628	5,000	5.750%	100.000000	10/31/2013 10:37:53 AM	Rejected: Yield	
#27643	50	5.750%	100.000000	10/31/2013 10:55:24 AM	Rejected: Yield	
#28519	5	5.750%	100.000000	10/31/2013 10:58:05 AM	Rejected: Yield	
#30763	2,500	5.750%	100.000000	10/31/2013 11:00:07 AM	Rejected: Yield	
#22926	5	5.750%	100.000000	10/31/2013 11:00:08 AM	Rejected: Yield	
#37523	1,000	5.750%	100.000000	10/31/2013 11:05:16 AM	Rejected: Yield	
#18373	10	5.750%	100.000000	10/31/2013 11:16:11 AM	Rejected: Yield	
#29819	5	5.750%	100.000000	10/31/2013 12:27:06 PM	Rejected: Yield	
#32941	2,000	5.750%	100.000000	10/31/2013 12:35:16 PM	Rejected: Yield	
#32941	2,000	5.750%	100.000000	10/31/2013 12:35:16 PM	Rejected: Yield	
#32941	3,000	5.750%	100.000000	10/31/2013 12:35:42 PM	Rejected: Yield	
#32941	3,000	5.750%	100.000000	10/31/2013 12:35:42 PM	Rejected: Yield	

https://www.auctions.zionsdirect.com/auction/11715/results?csrf_tok...26db7cd76ae5cef72ede9733&sort=ytw&sort_direction=asc&page=3&pages=4 Page 2 of 3

Zions Direct Auctions - Results 10/31/13, 11:08 AM

Auction Totals:	162,000 units	$ 162,000,000.00

Page 3 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated October 28, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation, any underwriter or any dealer participating in this offering will arrange to send you a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Macquarie Capital (USA) Inc. toll-free at 1-888-268-3937 or by visiting Zions Direct's auction website at www.zionsdirect.com.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

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Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

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